MEDIDATA SOLUTIONS, INC.
NONSTATUTORY STOCK OPTION AGREEMENT
AGREEMENT made as of the [DAY] day of [MONTH], 2017, by and between MEDIDATA SOLUTIONS, INC. (the “Company”), and [PARTICIPANT] (the “Participant”).
1.Grant of Option. In accordance with the Medidata Solutions, Inc. 2017 Long-Term Incentive Plan (the “Plan”), the Company grants to the Participant an option to purchase up to [###] shares of the Company’s common stock (the “Common Stock”) at a price of [$##.##]per share, upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined in this Agreement shall have the meanings ascribed to them by the Plan.
2.    Incentive Stock Option Status. The Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986.
3.    Option Term. Unless terminated sooner in accordance with this Agreement or the Plan, the Option shall expire if and to the extent it is not exercised within ten years from the date hereof.
4.    Vesting of Option. Except as otherwise provided herein or the Plan, the Option shall vest 25% commencing on [VEST DATE], and the remaining 75% of the Shares subject to the Option shall vest in 36 equal monthly installments thereafter, subject to the Participant’s continuous employment or other service with the Company or a Subsidiary on the applicable vesting date.
5.    Termination of Employment. Unless the Committee, acting in its sole and absolute discretion, determines otherwise, upon the termination of the Participant’s employment and other service with the Company and its Subsidiaries (“Termination of Employment”):
(a)    that portion of the Option that is not then vested and exercisable will immediately terminate; and
(b)    that portion of the Option that is then vested and exercisable will terminate (1) 90 days following the Termination of Employment if the Participant’s employment or other service is terminated for any reason other than death, “Disability” (as defined below) or “Cause” (as defined in the Plan), (2) one year following the Termination of Employment if the Participant’s employment or other service is terminated by reason of the Participant’s death or Disability, and (3) immediately upon Termination of Employment if the Participant’s employment is terminated by the Company or a Subsidiary for Cause. For the purpose of this Agreement, the term “disability” shall have the same definition ascribed to that term in the Company’s then-current employee handbook, or in the absence of such a definition in the then-current employee handbook, the term “disability” shall mean a Participant’s inability, due to mental or physical incapacity, to substantially perform the duties of the Participant’s employment for 180 consecutive days, provided such incapacity is determined to be total and permanent by a physician selected by Company or its insurers who is reasonably acceptable to the Participant or the Participant’s legal representative.

Notwithstanding the provisions of this Section, in no event may the Option be exercised after the expiration of its stated term or before it become vested and exercisable.
6.    Exercise Procedures. If and to the extent the Option is vested and exercisable, it may be exercised by transmitting to the Secretary of the Company (or other person designated by the Committee) (a) a written notice specifying the number of whole shares to be purchased pursuant to the exercise of the Option, (b) payment in full of the exercise price and the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Committee, in its sole and absolute discretion, have been made for such payments, and (c) such other documents or information as the Committee may prescribe in connection with the administration of the Plan. The exercise price shall be payable in cash or by check or by any other means that the Committee may expressly permit, including, without limitation, (a) the Participant’s surrender of previously-owned Shares, (b) the Company’s withholding Shares that would otherwise be issued if the exercise price had been paid in cash, (c) payment pursuant to a broker-assisted cashless exercise program established and made available in accordance with applicable law, (d) any other method of payment that is permitted by applicable law, or (e) any combination of the foregoing.
7.    Nontransferability. Except as otherwise permitted by the Committee in accordance with the Plan, the Option is not assignable or transferable other than to a beneficiary designated to receive the Option upon the Participant’s death or by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Participant only by the Participant (or, in the event of the Participant’s incapacity, the Participant’s legal representative or guardian). Any attempt by the Participant or any other person claiming against, through or under the Participant to cause the Option or any part of it to be transferred or assigned in any manner and for any purpose not permitted hereunder or under the Plan shall be null and void and without effect upon the Company, the Participant or any other person.
8.    Rights as a Stockholder. No shares of Common Stock shall be sold, issued or delivered hereunder until full payment for such shares has been made (including, for this purpose, satisfaction of the applicable withholding tax). The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Option is exercised and the shares covered by the exercise of the Option are issued in the name of the Participant. Except as otherwise specified, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such shares are issued.
9.    Provisions of the Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and to such rules, regulations and interpretations as may be established or made by the Committee acting within the scope of its authority and responsibility under the Plan. The Participant acknowledges receipt of a copy of the Plan prior to execution of this Agreement. The applicable provisions of the Plan shall govern in any situation where this Agreement is silent or where the applicable provisions of this Agreement are contrary to or not reconcilable with such Plan provisions.
10.    No Employment Rights. Nothing contained herein or in the Plan shall confer upon the Participant any right with respect to the continuation of the Participant’s employment or other service with the Company or a Subsidiary or interfere in any way with the right of the Company and its Subsidiaries at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the Participant’s compensation and any other terms and conditions of the Participant’s employment or other service.
11.    Withholding. The Company’s obligation to issue shares of Common Stock pursuant to the exercise of the Option shall be subject to and conditioned upon the satisfaction by the Participant of applicable tax withholding obligations. Subject to the provisions of the Plan, the Committee, in its sole discretion and pursuant to applicable law and such procedures as it may specify from time to time, may require or permit the Participant to satisfy such tax withholding obligations (in whole or in part) by or through (a) the payment of cash by the Participant, (b) the Company’s withholding Shares that would otherwise be issued pursuant to the exercise of the Option, (c) the transfer to the Company of other Shares owned by the Participant, (d) a broker-assisted cashless exercise arrangement that complies with applicable law, and/or (e)  such other means as the Committee may determine, including, without limitation, withholding from regular and/or incentive cash compensation that may otherwise be or become payable to the Participant.
12.    Committee Authority. The Committee under the Plan shall have complete discretion in the exercise of its rights, powers, and duties under this Agreement. Any interpretation or construction of any provision of, and the determination of any question arising under, this Agreement shall be made by the Committee in its discretion and such exercise shall be final, conclusive, and binding. The Committee may designate any individual or individuals to perform any of its functions hereunder.
13.    Successors. This Agreement shall be binding upon, and inure to the benefit of, any successor or successors of the Company, the Participant and any beneficiary of the Participant.
14.    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended, except as provided in the Plan, other than by a written instrument executed by the parties hereto.
15.    Governing Law. All rights and obligations under this Agreement and the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
MEDIDATA SOLUTIONS, INC.

By: ___________________________
Michael I. Otner
EVP, General Counsel & Secretary

______________________________
Participant

This Agreement may be signed electronically using a service agreeable to Medidata, and in such cases electronic signatures will be affixed on the Agreement.

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